EXHIBIT 21


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
The subsidiaries of  TCBY Enterprises,  Inc. and  their respective  states of incorporation are as follows:
     American Best Care, Inc.                Arkansas
     Americana Foods General Partner, Inc.   Arkansas
     Americana Foods Limited Partnership     Texas
     CMI Property Holdings, Inc.             Arkansas
     FSL, Inc.                               Nevada
     Riverport Equipment and
       Distribution Company                  Arkansas
     TCBY International, Inc.                Arkansas
     TCBY International Foreign Sales
       Corporation                           Virgin Islands
     TCBY of Georgia, Inc.                   Georgia
     TCBY of Texas, Inc.                     Texas
     TCBY Systems, Inc.                      Arkansas
     TCBY of Aruba, Inc.                     Arkansas
     TCBY of Mexico, Inc.                    Arkansas
     TCBY of Saudi Arabia, Inc.              Arkansas
     TCBY of Qatar, Inc.                     Arkansas
     TCBY United Kingdom, Inc.               Arkansas
     TCBY of the Philippines, Inc.           Arkansas
     TCBY of Israel, Inc.                    Arkansas
     TCBY of Portugal, Inc.                  Arkansas
     TCBY of The Netherlands, Inc.           Arkansas
     Juice Works Development, Inc.           Arkansas
     TCBY of Australia, Inc.                 Arkansas
     TCBY of Jordan, Inc.                    Arkansas
     TCBY of Turkey, Inc.                    Arkansas
     TCBY of Bolivia, Inc.                   Arkansas
     TCBY of Colombia, Inc.                  Arkansas
     TCBY of Ireland, Inc.                   Arkansas
     TCBY of South Africa, Inc.              Arkansas
     For Future Use VIII                     Arkansas



Each of these subsidiaries does business under its respective corporate name. All of the outstanding capital stock of each subsidiary is owned by TCBY Enterprises, Inc. except Americana Foods Limited Partnership which is 99% owned by FSL, Inc. and 1% owned by Americana Foods General Partner, Inc.; FSL, Inc. is wholly owned by Americana Foods General Partner, Inc. TCBY International, Inc. is wholly owned by TCBY Systems, Inc.
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